PROFIT SHARING AGREEMENT

This Profit-Sharing Agreement ("Agreement") is entered into as of August 1st, 2023, by and between:

Party A: **Hillhouse Capital Group Inc**., a company incorporated and existing under the laws of United States, with its principal place of business located at **2500 E IMPERIAL HWY, STE 149 A - 361 BREA, CA 92821.**

Party B: **BURLINGTON VENTURE PARTNERS LTD**., a company incorporated and existing under the laws of Hong Kong, with its principal place of business located at [***].

BACKGROUND

This Profit-Sharing Agreement serves as a supplemental arrangement to the existing Master Sales Agreement between Party A and Party B, introducing an additional profit-sharing mechanism for vehicle procurement and resale. **This Agreement applies to all vehicles that arrive at the destination port on or after August 1, 2023.** The Master Sales Agreement remains in full force and effect, and this Agreement is intended to complement, rather than replace, the terms of the existing agreement.

1. Party A's Obligations.

1.1 Party A agrees to procure vehicles based on the procurement orders issued by Party B, ensuring that the specifications and requirements provided by Party B are met.

1.2 Party A shall arrange for the purchased vehicles to be transported to the designated destination port as specified by Party B.

1.3 Party A will be responsible for coordinating the purchase process, including communication with dealers or other suppliers, and ensuring timely delivery to the specified port.

1.4 Party A will cover the transportation costs necessary to deliver the vehicles to the designated destination port.

2. Party B's Obligations.

2.1 Party B acts as both the buyer from Hillhouse and the seller to the end customers.

2.2 Party B shall be solely responsible for the funds used to purchase the Vehicles.

2.3 Party B shall determine the resale price of the Vehicles based on market conditions and applicable costs.

E-mail: info@hillhouse-group.com
Address: 2500 E IMPERIAL HWY, STE 149 A- 361, BREA, CA 92821

3. Profit Sharing.

3.1 Party B agrees to pay Party A **fixed profit of $8,000 per vehicle** sold, regardless of the actual sale price between Party B and the end customer.

3.2 Party A will not be entitled to profit sharing until the full payment is received by Party B.

3.3 Profit settlements will be conducted on a quarterly basis. The Parties shall review and agree on the total number of vehicles sold during each quarter and finalize the total profit-sharing payment accordingly.

4. Confirmation of Final Profits.

4.1 **Party B agrees to provide Party A with a settlement statement no later than the 15th day of the month following the end of each calendar quarter.** The statement shall include the VINs of vehicles for which full payment has been received, along with the corresponding dates on which full payment was actually received. As the profit-sharing arrangement is based on a fixed amount of $8,000 per vehicle, Party B is not obligated to disclose the actual sales price of the vehicles.

4.2 If there is a sufficient balance in the prepaid amount that Burlington has provided for vehicle purchases, the payable profit-sharing amount shall be deducted directly from this balance. If the balance is insufficient, Burlington shall settle the remaining amount and wire the payment to Hillhouse's designated bank account no more than 60 days after the end of each quarter.

Company Name	Hillhouse Capital Group Inc.
Bank Name	[***]
Bank Address	[***]
Account Number	[***]
Routing Number	[***]
Swift Code	[***]

5. Confidentiality.

5.1 Both parties agree to keep the terms of this Agreement and any proprietary information obtained during its execution confidential.
5.2 Confidential information shall not be disclosed to any third party without prior written consent, expect as required by law.

6. Dispute Resolution.

6.1 Any dispute arising out of or in connection with this Agreement shall be settled through friendly negotiation between the parties.
6.2 If no settlement can be reached, the dispute shall be submitted for arbitration to the American Arbitration Association in accordance with its Rules of Procedure.

6.3 The arbitration shall take place in the United States, and the award rendered shall be final and binding on both Parties.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States.

8. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter and supersedes all prior agreements, understandings, or negotiations, whether written or oral.

9. Amendments. Any amendments or modifications to this Agreement must be made in writing and signed by both parties.

IN WITNESS WHEREOF, *the Parties have executed this Agreement as of the day and year first above written.*

Party A:
Hillhouse Capital Group Inc.

By: /s/ Fenglong Ma
Name: Fenglong Ma
Title: Chief Executive Officer

Party B:
BURLINGTON VENTURE PARTNERS LTD

By: /s/ Authorized Signatory
Name: [***]
Title: Chief Executive Officer